Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 O: 650-493-9300 F: 866.974.7329
April 18, 2024
Ibotta, Inc.
1801 California Street, Suite 400
Denver, Colorado 80202
Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Ibotta, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 10,663,989 shares of your Class A common stock, par value $0.00001 per share (the “Shares”), consisting of: (i) 4,300,000 shares of Class A common stock to be issued under the 2024 Equity Incentive Plan (the “2024 Plan”); (ii) 715,000 shares of Class A common stock to be issued under the 2024 Employee Stock Purchase Plan (the “2024 ESPP”); (iii) 4,700,760 shares of Class A common stock which are subject to currently outstanding stock options under the 2011 Equity Incentive Plan (the “2011 Plan,” and together with the 2024 Plan and the 2024 ESPP, the “Plans”); and (iv) 948,229 shares of Class A common stock which are subject to currently outstanding restricted stock units under the 2011 Plan. As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
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